Exhibit 10.2

PI CORPORATION

2006 STOCK PLAN

For Employees of:

PI CORPORATION PRIVATE LIMITED

1. Establishment and Purpose of the Plan.

1.1 Establishment. This 2006 Stock Plan (the “Plan”) is hereby established effective as of December 30, 2006.

1.2 Purpose. The purpose of this Plan is to establish certain rules applicable to Options which may be granted under the Plan from time to time to the employees of Pi Corporation Private Limited, a wholly-owned subsidiary of Pi Corporation, a Delaware corporation (the “Company”), who are residents of the Republic of India, in compliance with the FEMA, securities and other applicable laws currently in force in India.

2. Definitions and Construction.

2.1 As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the laws of India, including, without limitation, FEMA, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(g) “Common Stock” means the Common Stock of the Company.

(h) “Company” means Pi Corporation, a Delaware corporation.

(i) “Director” means a member of the Board.

(j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Employee” means a permanent employee or a director (whether whole time or not) of the Indian Subsidiary.

(1) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator, based upon the Company’s accounts for the previous three financial years, current book value per share of the Company’s outstanding capital stock, the price at which shares of the Company’s outstanding capital stock have previously been issued by the Company, the liquidation rights and other preferences to which the holders of those shares are entitled, the lack of marketability of the Shares, the nature of the Company and its business prospectus and other factors.

(m) “FEMA” means the Foreign Exchange Management Act, 1999 of India, the rules and regulations notified thereunder and any amendments thereto. The restrictions under FEMA, as referred to in this Plan and as existing on the effective date of this Plan, shall be read to include the amendments made to FEMA subsequent to the effective date of this Plan and will be deemed to have always included such amendments.

(n) “Indian Subsidiary” means Pi Corporation Private Limited, for so long as the holding-subsidiary relationship exists between Pi Corporation and Pi Corporation Private Limited, as per the provisions of section 4 of the Indian Companies Act, 1956.

(o) “Option” means a stock option granted pursuant to the Plan.

(p) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms of the Plan.

(q) “Optionee” means the holder of an outstanding Option granted under the Plan.

(r) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(s) “Plan” means this 2006 Stock Plan.

(t) “Promoter” means the person or persons who are in overall control of the Company, who are instrumental in the formation of the Company or program pursuant to which the Shares were offered to the public, or the person or persons named in the offer document as promoter(s), provided that a director or officer of the Company, if he is acting as such only in his professional capacity will not be deemed to be a Promoter. Where a promoter of the Company is a body corporate, the promoters of that body corporate shall also be deemed to be promoters of the Company.

(u) “Promoter Group” means an immediate relative of the Promoter (i.e. spouse of that person, or any parent, brother, sister or child of the person or of the spouse), persons whose shareholding is aggregated for the purpose of disclosing in the offer document “shareholding of the promoter group”.

(v) “Share” means a share of the Common Stock, as adjusted in accordance with Section 17 below.

(w) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. Adoption by the Indian Subsidiary. The Plan shall apply to the Employees only if the board of directors of the Indian Subsidiary adopts the Plan for its applicability to the Employees. The Indian Subsidiary shall be bound by the terms and conditions of the Plan, including (but not limited to) the provision granting exclusive authority to the Administrator to administer and interpret the Plan.

4. Stock Subject to the Plan. Subject to the provisions of Section 17 below, the maximum aggregate number of Shares, which may be subject to option and sold under this Plan is 210,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

5. Administration of the Plan. The Plan will be administered by the Administrator. No Options will be granted or issued to any Employee, unless such Options are approved by the Administrator. Subject to the provisions of the Plan, the Administrator, shall, in its discretion, determine the persons to whom Options will be granted under the Plan and all of the terms and conditions of such Options. The Administrator will have the full authority to make all determinations called for under the Plan and to interpret the Plan and each Option. All such determinations shall be final and binding on all persons having an interest in the Plan or any Option. The Administrator may terminate or suspend the Plan at any time in accordance with Section 19 below. All determinations, interpretations and constructions made by the Administrator shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

6. Eligibility. Options may be granted under the Plan only to persons who are Employees “resident” in India in accordance with the provisions of FEMA, excluding, however, any Employee who is a Promoter or belongs to the Promoter Group or who is a director who either by himself or through his relative or through any body corporate, directly or indirectly, holds more than ten percent (10%) of the outstanding equity shares of the Company. Eligibility in accordance with this Section shall not entitle any person to be granted an Option, or, having been granted an Option, to be granted an additional Option. The Administrator shall, based on the performance, potential for future contribution to the Indian Subsidiary, integrity, number of employment years and any other factor(s) as deemed fit by the Administrator in its discretion, form the basis for determining the quantum for awarding the Options, if any. No Employee shall be granted aggregate Options under the Plan less than 100 Shares or greater than 210,000 Shares.

7. Continued Employment. Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as an Employee with the Indian Subsidiary, nor shall it interfere in any way with his or her right or the Indian Subsidiary’s right to terminate such relationship at any time.

8. Term of Plan. Subject to stockholder approval in accordance with Section 23, the Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 19, it shall continue in effect for a term of ten (10) years from the effective date of the Plan.

9. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

10. Vesting. Subject to the Plan and the Option Agreement, Options shall vest and become exerciseable at such time or times and/or upon such vesting criteria as the Administrator may determine.

11. Option Exercise Price and Consideration.

11.1 Exercise Price. The exercise price for each Option shall be established at the discretion of the Administrator based on Fair Market Value on the date of grant of the Option in accordance with the terms of the Plan, provided however that the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value on the date the Option is granted.

11.2 Basis of Valuation of the Shares. The Administrator shall determine the Fair Market Value of the Shares as per the terms of the Plan. In the absence of an established market for the Common Stock, the Fair Market Value of the Shares will be determined by the Administrator, which is based on the factors as set forth on Exhibit A to this Plan.

11.3 Forms of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of: (i) cash, check, or cash equivalent, (ii) consideration received pursuant to a cashless exercise program implemented by the Company in connection with the Plan, (iii) such other consideration as may be approved by the Administrator from time to time to the extent permitted by Applicable Law, or (iv) by any combination thereof. Notwithstanding the foregoing sentence, the above forms of consideration will be subject to compliance with the applicable regulations under FEMA.

12. Restrictions on Transferability of Shares. The transferability of Shares acquired pursuant to an Option shall be restricted, as the Administrator deems appropriate in its sole discretion from time to time, including, without limitation, (i) right to repurchase upon termination of the employment relationship, (ii) right of first refusal, (iii) right to transfer to certain persons and/or entities and (iv) market lock-up provisions, if any.

13. Exercise of Option.

13.1 Procedure for Exercise; Rights as a Stockholder. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry in the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 17 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

13.2 Termination of Relationship as an Employee. If an Optionee ceases to be an Employee, other than upon the Optionee’s death or Disability, such Optionee may exercise his or her Option within such period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. Unless the Administrator provides otherwise, if on the date of termination the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

13.3 Disability of Optionee. If an Optionee ceases to be an Employee as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

13.4 Death of Optionee. If an Optionee dies while an Employee, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

13.5 Leave of Absence.

(a) Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence.

(b) An Employee shall not, at the sole discretion of the Administrator, cease to be an Employee in the case of (A) any leave of absence approved by the Company or (B) transfers between locations of the Indian Subsidiary or between the Indian Subsidiary, Company, its Parent, any other Subsidiary, or any successor.

14. Tax Withholding. The Company shall have the right to deduct from the shares of Common Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Common Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the taxes, if any, required by Applicable Law to be withheld by the Company or the Indian Subsidiary with respect to such Option or the Shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company or the Indian Subsidiary shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a cashless exercise, to make adequate provision for any such tax withholding obligations of the Company or the Indian Subsidiary arising in connection with the Option or the Shares acquired upon the exercise thereof. The Fair Market Value of any shares of Common Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Common Stock until such tax withholding obligations have been satisfied by the Optionee.

15. Currency Exchange Rates. Except as otherwise determined by the Administrator, all monetary values under the Plan, including, without limitation, the Fair Market Value per Share and the exercise price of each Option shall be stated in US Dollars. Any changes or fluctuations in the exchange rate at which amounts paid by Optionees in currencies other than US Dollars are converted into US Dollars or amounts paid to Optionees in US Dollars are converted into currencies other than US Dollars shall be borne solely by the Optionee.

16. Non-Transferability of Options. The Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

17. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

17.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option.

17.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

17.3 Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation in a merger or Change in Control refuses to assume or substitute for the Option, then the Optionee shall fully vest in and have the right to exercise the Option as to all of the Shares subject to the Option, including Shares as to which it would not otherwise be vested or exercisable. If an Option is not assumed or substituted for in the event of a merger or Change in Control, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of time as determined by the Administrator, and the Option shall terminate upon expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of common stock in the merger or Change in Control.

18. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

19. Suspension and Termination of the Plan.

19.1 Termination. The Administrator may, in its discretion, suspend or terminate the Plan at any time, without any obligations on the Company as a result of such suspension or termination.

19.2 Stockholder Approval. The Administrator shall obtain stockholder approval with respect to the Plan (or any amendment thereto) to the extent necessary and desirable to comply with Applicable Laws.

19.3 Effect of Amendment or Termination. No suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

20.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

20.2 Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months from the date it is adopted by the Board. Such stockholder approval shall be obtained by way of a general meeting or unanimous consent, as may be permissible under Applicable Laws.

24. Choice of Law. The law of the State of Washington shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

EXHIBIT A

Basis of Valuation of Common Stock of Pi Corporation

The basis of valuation of Pi Corporation’s shares is determined by the Board of Directors of Pi Corporation immediately prior to the grant of each stock option. The Board of Directors determined on November 9, 2006 that the fair market value of one share was US$0.35, as of such date. The Board determines the valuation of the shares based on various factors, including but not limited to:

1.	The value of the Company’s tangible and intangible assets;

2.	Projections of future cash flows;

3.	Comparisons to valuations of comparable public companies using various financial methodologies;

4.	The liquidation rights and other preferences that have been granted to purchasers of the Company’s Preferred Stock;

5.	The lack of marketability of the Common Stock;

6.	The start-up nature of the Company;

7.	Current financial condition;

8.	Business outlook;

9.	Status of product development efforts; and

10.	The fact that the Board does not expect there to be a change of control or an initial public offering during the 12-month period following the date on which the Board determined the fair market value.

For and on behalf of Pi Corporation:

Paul Maritz, Director

Cary Davis, Director